Exhibit 10.14

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This First Amendment to Forbearance Agreement (this “Agreement”) is entered into as of March 21, 2014, effective as of March 7, 2014 (the “Effective Date”), by and between Cachet Financial Solutions Inc., a Minnesota corporation (“Borrower”), and Michaelson Capital Partners, LLC on behalf of itself and its affiliates including Michaelson Capital Special Finance Fund, LP, a Delaware limited partnership (formerly, Imperium Special Finance Fund, LP, the “Lender”).

BACKGROUND

Lender currently extends credit to Borrower on the terms and conditions set forth in that certain Loan and Security Agreement by and between Lender and Borrower, dated as of October 26, 2012, as amended pursuant to that certain Amendment No. 1 to Loan and Security Agreement dated as of February 19, 2013 (as amended, the “Loan Agreement”).  Pursuant to the Loan Agreement and certain Loan Documents, Borrower granted a security interest in the Collateral, consisting of all or substantially all of the properties and assets of Borrower, as security for payment and performance of the Obligations of Borrower thereunder.  The Obligations of Borrower have been separately guaranteed by James L. Davis and Dana Elizabeth Davis (collectively, the “Guarantor”) pursuant to a separate Guaranty executed by the Guarantor.  As of the date of this Agreement, Borrower is not in compliance with certain covenants under the Loan Agreement and the Note, including a Payment Default by reason of having failed to pay in full all Obligations as of the Stated Expiry Date (collectively, the “Defaults”).  Lender is not willing to waive the Defaults.  Relative to Borrower’s Defaults, Borrower and Lender have earlier entered into a Forbearance Agreement dated as of December 6, 2013 (the “Forbearance Agreement”), pursuant to which the Lender agreed to forbear from pursuing remedies under the Loan Agreement through March 6, 2014.  Under the Forbearance Agreement, the period of time beginning on December 6, 2013 and ending as of March 6, 2014 was defined as the “Forbearance Period.”  In light of the expiration of the Forbearance Period under the Forbearance Agreement, and in light of the Borrower’s continuing efforts to obtain financing, Borrower has now requested that Lender agree to extend the Forbearance Period, and Lender is willing to do so on the terms and conditions of this Agreement.  Unless the context otherwise requires, all capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

AGREEMENT

Now, Therefore, based upon the foregoing premises which are hereby made a part of this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Amounts Owing; Default Interest.  Borrower acknowledges and agrees that the aggregate principal amount of loans outstanding and owing to Lender as of March 12, 2014 (together with interest) was $2,832,866.  From and after the Effective Date, interest on such amount shall accrue at the default rate specified in the Loan Documents.

2.           Extension of Forbearance Period.  The “Forbearance Period,” as defined in the Forbearance Agreement, is hereby extended through May 12, 2014.  Accordingly, the “Forbearance Expiration Date,” as defined in the Forbearance Agreement, is hereby amended to be May 12, 2014.

3.           Payment Condition.  As a condition to the agreement of Lender to enter into this Agreement, the Borrower agrees to pay Lender the sum of $250,000 on or prior to March 21, 2014.  This covenant and condition is referred to as the “Payment Condition.”  The $250,000 payment will be applied equally to each of the Loans that Lender has made to the Borrower.

4.           Issuance of Common Stock.  In consideration of Lender’s agreement to extend the Forbearance Period under this Agreement, the Borrower will cause to be issued to Lender that number of shares of common stock of Cachet Financial Solutions, Inc., a Delaware corporation and the parent entity of the Borrower (“Parent”), the value of which equals $1,000,000 (the “Forbearance Shares”) (determined initially by reference to the lowest price at which shares of common stock are proposed to be offered and sold in the initial publicly filed registration statement of the Parent, but with such share amount to be adjusted, upward or downward as the case may be, to the “effective” initial offering price on the first day in which Parent actually sells shares of its common stock in its initial registered public offering of the common stock of the Parent).

5.           Registration Rights.  Lender shall have the following rights, with respect to the filing by the Parent of registration statements (each a “Registration Statement”) with the SEC, for the resale of the Forbearance Shares and shares issuable upon exercise of that certain warrant to purchase common stock registered in the name of Lender and issued in connection with the Loan and Security Agreement (collectively, the “Registrable Shares”); provided, however, that as to any particular securities constituting Registrable Shares, such securities will cease to be Registrable Shares when they have been: (i) effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, or sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act; (ii) when registration under the Securities Act would no longer be required for the immediate sale of such securities held by Lender pursuant to the provisions of Rule 144 (or any successor provision); or (iii) two years have passed from the date hereof.

If, at any time when there is not an effective Registration Statement providing for the resale of all of the Registrable Shares, then, whenever the Parent proposes to prepare and file with the SEC a Registration Statement relating to an offering under the Securities Act of any of its equity securities (other than for an underwritten offering or on Form S-4 or Form S-8, each as promulgated under the Securities Act, or their then equivalents), and the registration form to be used may be used for the registration of Registrable Shares, the Parent will include the Registrable Shares in the Registration Statement and Parent will thereafter use commercially reasonable efforts to cause the registration under the Securities Act of all such Registrable Shares.

If, however, for any reason, the SEC requires that the number of Registrable Shares to be registered for resale pursuant to the Registration Statement in connection with any Registration Statement, be reduced, or if a greater number of Registrable Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter(s) of the proposed offering can be accommodated without adversely affecting the proposed offering, such reduction (the “Cut Back”) shall be allocated pro rata among all securityholders whose shares have been included in such Registration Statement until the reduction required by the SEC or its rules shall have been effected.

All expenses incurred by the Parent in complying with this Section 5, including without limitation all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Parent, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Parent will pay all Registration Expenses in connection with any registration statement described in this Section 5.

6.           Forbearance Termination.  In addition to the Forbearance Expiration Date and the other events giving rise to a termination of the Forbearance Period under the Forbearance Agreement (as modified by this Agreement), any failure of the Borrower to satisfy the Payment Condition shall constitute a Forbearance Termination under Section 6 of the Forbearance Agreement.

7.           Effect on Forbearance Agreement.  Other than as expressly set forth in this Agreement, the terms of the Forbearance Agreement shall remain unaffected.

8.           Incorporation by Reference.  Borrower acknowledges and reaffirms, as of the Effective Date, the various covenants, representations and acknowledgments set forth in Sections 2, 3, 4, 7 and 8 of the Forbearance Agreement.

9.           Security Documents Remain Effective; No Oral Agreements.  Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of Borrower thereunder, the rights and benefits of Lender thereunder, and the security interests created thereby are hereby ratified and remain in full force and effect.  The Forbearance Agreement, as modified by this Agreement, and the Loan Documents are intended by Borrower and Lender as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.  No party shall be bound by any oral agreement, and no rights or liabilities, either expressed or implied, shall arise on the part of any party, or any third party, until and unless the agreement on any given issue has been reduced to a written agreement executed by the parties to be bound thereby.  This Agreement and the Forbearance Agreement may be amended, replaced or supplemented only by a written agreement executed by the parties.

10.           Miscellaneous.  By its acceptance hereof, Borrower hereby represents that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Agreement constitutes the valid and binding obligation of Borrower enforceable against it in accordance with its terms.  Any provision of this Agreement held invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provision hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereby acknowledge and agree that this Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.  Unless otherwise expressly stated herein, the provisions of this Agreement shall survive the termination of the Forbearance Period.  This Agreement may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy or by .pdf electronic delivery shall be effective as an original.  This Agreement shall be governed by the laws of the State of New York without regard to its conflicts-of-law provisions.

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In Witness Whereof, this First Amendment to Forbearance Agreement is entered into effective as of the date first above written.

CACHET FINANCIAL SOLUTIONS INC.		MICHAELSON CAPITAL PARTNERS, LLC

By:	/s/ Jeffrey C. Mack	By:	/s/ Vincent Capone
Name:	Jeffrey C. Mack	Name:	Vincent Capone
Title:	CEO	Title:	General Counsel

ACKNOWLEDGED BY:

CACHET FINANCIAL SOLUTIONS, INC.
(referred to in this Agreement as the “Parent”)

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	CEO